Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K/A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act

Date of report (Date of earliest event reported) : April 25, 2001

Commission File Number 0-19467

MedAmicus, Inc.
(Exact name of small business issuer in its charter)

Minnesota	41-1533300
(State of Incorporation)	(IRS Employer Identification No.)

15301 Highway 55 West, Plymouth, MN 55447
(Address of principal executive office, including zip code)

(763) 559-2613
(Registrant’s telephone number, including area code)

       N/A
Former name, former address and former fiscal year, if changed since last report

Item 2. Acquisition or Disposition of Assets.

        On April 25, 2001, MedAmicus, Inc. (“MedAmicus”) executed an Asset Purchase Agreement with CooperSurgical, Inc. (“CooperSurgical”) pursuant to which CooperSurgical purchased the assets of MedAmicus’ gynecology business unit. MedAmicus filed a Form 8-K relating thereto on April 26, 2001. This filing amends that filing and provides pro forma financial information reflecting the sale of the gynecology business unit.

Item 7 – Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

        Not applicable

(b) Pro Forma Financial Information

        The following unaudited pro forma statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 give effect to the disposition of the Gynecology Division as if the sale occurred on January 1, 2000. The following unaudited pro forma balance sheet as of March 31, 2001 gives effect to the disposition of the Gynecology Division as if the sale and the reduction of the line of credit with the net proceeds thereof occurred as of that date.

        The pro forma financial information does not purport to be indicative of either a) the results of operations which would have actually been obtained if the disposition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.

        The pro forma statements of operations do not reflect the anticipated gain on the sale of the Gynecology Division.

MedAmicus, Inc.
Pro Forma Statements of Operations
Year Ended December 31, 2000
(Unaudited)

	As Reported	Pro Forma Adjustments	Pro Forma

Sales	$10,978,966	$(3,580,173)	$7,398,793
Cost of sales	5,439,971	(1,808,300)	3,631,671

Gross profit	5,538,995	(1,771,873)	3,767,122

Operating expenses:
Research and development	1,053,376	(448,377)	604,999
Selling, general and administrative	4,024,841	(2,558,149)	1,466,692
Restructuring charge	183,174	(183,174)	0

Total operating expenses	5,261,391	(3,189,700)	2,071,691

Operating income	277,604	1,417,827	1,695,431

Other income (expense):
Interest expense	(145,751)	145,751	0
Interest income	50,108	0	50,108
Other	(20,043)	17,700	(2,343)

Total other income (expense)	(115,686)	163,451	47,765

Income from continuing operations	$161,918	$1,581,278	$1,743,196

Earnings per share from continuing operations
Basic	$0.04		$0.42
Diluted	$0.04		$0.40

Weighted average common and common
equivalent shares outstanding
Basic	4,164,599		4,164,599
Diluted	4,386,964		4,386,964

See Notes to Pro Forma Financial Statements

MedAmicus, Inc.
Pro Forma Statements of Operations
Three Months Ended March 31, 2001
(Unaudited)

	As Reported	Pro Forma Adjustments	Pro Forma

Sales	$2,404,869	$–	$2,404,869
Cost of sales	1,165,192	0	1,165,192

Gross profit	1,239,677	0	1,239,677

Operating expenses:
Research and development	253,487	0	253,487
Selling, general and administrative	469,069	0	469,069

Total operating expenses	722,556	0	722,556

Operating income	517,121	0	517,121

Other income (expense):
Interest expense	(11,579)	11,579	0
Interest income	5,914	0	5,914
Other	(2,279)	1,694	(585)

Total other income (expense)	(7,944)	13,273	5,329

Income from continuing operations	$509,177	$13,273	$522,450

Earnings per share from continuing operations
Basic	$0.12		$0.13
Diluted	$0.11		$0.12

Weighted average common and common
equivalent shares outstanding
Basic	4,166,206		4,166,206
Diluted	4,448,275		4,448,275

See Notes to Pro Forma Financial Statements

MedAmicus, Inc.
Pro Forma Balance Sheet
March 31, 2001
(Unaudited)

	As Reported	Pro Forma Adjustments	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$ 940,813	$ 1,946,547	$ 2,887,360
Cooper receivable	0	$ 705,000	705,000
Accounts receivable	1,521,392	0	1,521,392
Inventories	979,017	0	979,017
Prepaid expenses and other assets	64,848	0	64,848
Net assets of discontinued operations	1,401,730	(1,401,730)	0

Total current assets	4,907,800	1,249,817	6,157,617

Property and equipment:
Equipment	1,782,838	0	1,782,838
Office furniture, fixtures and computers	532,616	0	532,616
Leasehold improvements	714,902	0	714,902

	3,030,356	0	3,030,356
Less accumulated depreciation and amortization	(1,835,735)	0	(1,835,735)

Net property and equipment	1,194,621	0	1,194,621

Patent rights, net of accumulated amortization of	68,751	0	68,751

TOTAL ASSETS	$ 6,171,172	$ 1,249,817	$ 7,420,989

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Note payable to bank	$ 1,748,453	$(1,748,453)	$ –
Accounts payable	689,069	0	689,069
Accrued expenses	375,471	0	375,471
Current installments of capital lease obligations	57,328	0	57,328
Net liabilities from discontinued operations	12,300	(12,300)	0

Total current liabilities	2,882,621	(1,760,753)	1,121,868

Long-term liabilities:
Capital lease obligations, less current installments	200,515	0	200,515

Total liabilities	3,083,136	(1,760,753)	1,322,383

Commitments and contingencies

Shareholders’ equity:
Preferred stock	0	0	0
Common stock	41,679	0	41,679
Additional paid-in capital	8,655,348	0	8,655,348
Accumulated deficit	(5,608,991)	3,010,570	(2,598,421)

Total shareholders’ equity	3,088,036	3,010,570	6,098,606

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 6,171,172	$ 1,249,817	$ 7,420,989

See Notes to Pro Forma Financial Statements

MedAmicus, Inc.
Notes to Pro Forma Financial Statements
For the Year Ended December 31, 2000 and the Three Months Ended March 31, 2001
(Unaudited)

Statements of Operations

The pro forma adjustments to the statements of operations reflect the following:

•	The elimination of the Gynecology Division operations for the year ended December 31, 2000 and the three month period ended March 31, 2001.

•	The elimination of interest expense for the year ended December 31, 2000 and the three month period ended March 31, 2001, based on the assumption that the Company would not have needed its line of credit to fund operations during the periods shown.

•	There is no reduction in general and administrative costs because the Company feels that it needs to retain these resources to meet the growth plans of the remaining division. However, the pro forma results of operation reflect reductions in selling and research and development costs directly associated with this division.

•	No income tax provision for the year ended December 31, 2000 and the three months ended March 31, 2001 has been presented in the statements of operations due to the utilization of net operating loss carryforwards.

Balance Sheet

The pro forma adjustments to the balance sheet as of March 31, 2001 reflect the following:

•	The disposition of the Gynecology Division for $4,700,000, net of transition costs of $300,000, and the resulting reduction of the line of credit of $1,748,453.

•	The recognition of anticipated gain from the sale of $3,010,570.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

MedAmicus, Inc.
Date: May 10, 2001	By: /s/ James D. Hartman
President, Chief Executive Officer and Chief
Financial Officer